June 9, 2008

Dear Shareholder:

In an effort to improve communication with our investors, I would like to take this opportunity to update you on the state and the direction of the Company.

In the 4th quarter of 2005, when I became the CEO, one thing was sure, if we wanted to grow, we had to survive first. We had to take a sure-handed approach, improve our financial position and business strategy, and become profitable.

Three years ago, the Company had a negative net worth of $2.6 million and had several legal issues pending.  All of the Company’s vendors and suppliers required cash on delivery, cash in advance or had stopped dealing with Probe entirely.

In 2004 and 2005, Probe raised $2.4 million in equity and $1.1 million in debt to support operations.  By the end of the 3rd quarter 2005, Probe had compiled another $539K in losses.

Since the 4th quarter of 2005, we have had nine consecutive quarters of operating profits, we have generated $950K in cash, we have retired over $1.0 million of debt and our net worth position has improved by $2.5 million.  We have resolved all legal issues and have established extended credit lines with major suppliers.

In September 2006, we moved the Company to Lake Forest, California; and we just extended our sublease with Quantum Fuel Systems Technology for another 15 months.

We have transitioned our customer base from semi-conductor, telecommunication and instrumentation industries to more stable and profitable markets such as medical devices, aerospace, defense and alternative energy industries. As a result, even in the current economic slow-down, our business continues to grow and remain profitable.

During the last two years, we have also been engaged in research and development efforts to provide for long term sustainability of the Company by investing in our own proprietary technologies and products.  We believe alternative energy and green technologies are going to be substantial growth markets in the 21st century.  We have been moving the Company in that direction.  The two major sectors in alternative energy are electricity generation and transportation.   Our research and development efforts have been focused on these two sectors.

Electricity Generation Sector

Hydrogen Power Generator:

We have partnered with Quantum Fuel Systems to design and develop a 100kW power generator that is fueled by hydrogen.  Re-configured from the GM 8.1 litter industrial engine, our hydrogen-fueled internal combustion engine combines two major needs:  power and near-zero emissions.  These engines can be used in power generation, or serve as replacement engines for the industrial user who has been dependent upon a traditional gasoline or diesel-fueled industrial engines. Our HY-GEN 100PS power generator has been fully tested on hydrogen fuel and we are preparing to make announcements shortly.

Hydrogen-fueled distributed power generation systems can produce electrical power for businesses and prevent the high operating costs of using fuel cells as well as the dirty emissions of diesel-fueled generators.  Hydrogen generators can also be used in solar and wind farms where excess electricity is converted into hydrogen using an electrolyzer and then is used by our generators to produce electricity on demand.  Wind generated electricity is not constant; so the conversion of excess electrical output from the wind generator to hydrogen allows for the storing of energy to be used at times of no wind, and thus solves the time-of-use problem with wind farms.

Transportation Sector

Electronic Controllers:

The global focus on energy security, clean air solutions and economic advantages has caused intense interest in alternative fuel vehicles within the industrial and transportation markets. The two fastest growing segments in the transportation industry are Natural Gas Vehicles (NGV) and Hybrid Electric Vehicles (HEV).  Our focus is on developing products that address these two markets.

In 2007, we signed a partnership agreement with Rand Automotive Technology LLC, a Southern California design firm to help us design and develop proprietary technologies and products for alternative fuel vehicles.  SOLARIS LC II electronic controller is the first of our electronic controller products.

SOLARIS LC-II controller is a low-cost universal electronic controller unit (ECU) that allows passenger cars, mopeds, rickshaws and forklifts to operate on clean gaseous fuels such as natural gas and propane.  The SOLARIS LC-II controller provides a robust, efficient, and economical engine control system to all markets.  We are focusing our marketing efforts on large fleets of natural gas vehicles (NGV), especially in countries such as India, China, Pakistan, and certain regions in the Middle East, and South and Central America.

The SOLARIS LC-II controller is currently in performance validation testing in a facility in Long Beach, California.  The testing and validation is being conducted in conjunction with Minda Group of India.  It is being fine tuned on an engine provided by Minda Group.  Once the controller is validated for performance, it will undergo emissions testing in California and emissions testing and integration in India.  Minda’s current requirement for this type of controller is approximately 3,000 per month.  This number is projected to grow substantially over the next few years.

Hybrid-Electric Drives:

We are working with Enova Inc., a manufacturer of products for Hybrid-Electric vehicles to develop, and manufacture power electronics. Last year, we were awarded an annual contract in conjunction with Arens Controls to manufacture the 90kW and 120kW power inverters for the Tanfield Group Plc program in England.  These hybrid-electric systems are being installed on buses and commercial trucks.  To date, Probe and Arens, have successfully manufactured and delivered over 1500 system to Enova for shipments to Tanfield.

Probe has also been a supplier of electronic controllers to Quantum Fuel Systems Technology for use in their clean burning gaseous vehicles.  Over the years, we have delivered thousands of controllers to Quantum, many of which have been installed on GM alternative fuel vehicles.

We’re now in discussions with Quantum, to help develop and manufacture the power electronics for their new Fisker Automotive program.  Fisker Automotive is a joint venture between Quantum Fuel Systems and Fisker Coachbuild LLC to develop a range of environmentally friendly premium luxury cars.

Independent Directors:

As we prepare to promote Probe as an alternative energy company, we are pursuing independent directors to join our board to help with strategic decision making and governance.  Please let us know if you or anybody you know is qualified and interested to join our board of directors or board of advisors.

Investor Relations:

We are in the process of hiring an investor relations firm to help raise awareness about Probe in the financial markets.

Funding:

Now that we have improved our financial position and have a sustainable growth strategy, we are looking for funding to support operations, product development, acquisitions, and retire some of our higher interest bearing debt.

We have also retained the services of two investment banking firms, to raise capital and identify acquisition opportunities.

In conclusion, I would like to express my sincere appreciation for your continued confidence and support in the Company.    Probe is committed to continued profitable operation of its contract manufacturing business, while investing and expanding its foot print in alternative energy technologies and products.

If you have any questions, suggestions or comments please contact me at 949-206-6868 extension 103, or send me an e-mail at rzarif@probemi.com

Kind Regards,

/s/ Reza Zarif

Reza Zarif/CEO

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this letter to our shareholders, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This letter contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

25242 Arctic Ocean Drive Lake Forest, CA. 92630 P (949) 206-6868 F (949) 206-6869 ● www.probemi.com